EXHIBIT E

TABLES AND SUPPLEMENTARY INFORMATION

PUBLIC DEBT OF THE GOVERNMENT

I. DIRECT DEBT OF THE GOVERNMENT

Table I. Floating Internal Debt at December 31, 2001
(payable in pesos)

			Outstanding		Amortization or
	Interest	Maturity	Principal		Sinking Fund
Title	Rate	Date	Amount		Provision

			(in millions)
Treasury Certificates (“Cetes”)	Various	Various	Ps.	187,270.1	None

Other(1)	Various	Various		(72,581.4)	None

Total Floating Internal Debt			Ps.	114,688.7

(1)	Includes Banco de México’s General Account Balance, which is negative (indicating moneys owing to the Federal Government).

Table II. Funded Internal Debt at December 31, 2001
(payable in pesos)

			Outstanding		Amortization or
	Interest	Maturity	Principal		Sinking Fund
Title	Rate	Date	Amount		Provision

			(in millions)
Fixed-Rate Bonds	Fixed	Various	Ps.	104,940.6	None

Debt assumed by the Federal Government	Various	Various		13.2	Various

Development Bonds (“Bondes”)	Various	Various		300,073.1	None

UDI-denominated Development Bonds (“UDI bonds”)	Various	Various		91,127.4	None

Retirement Saving System Fund (“Fondo de Ahorro/SAR”)	Various	Various		50,832.5	None

Others	Various	Various		29,301.7	None

Total Funded Internal Debt			Ps.	576,288.5

Table III. Funded External Debt at December 31, 2001

A. Pre-1917 Debt

Bond Issues at December 31, 2001

		Outstanding
Title	Currency(1)	Amount	Remarks

		(in thousands)
Bonds originally issued or guaranteed by the Federal Government, subject to debt settlement agreement of November 5, 1942	USD	$130	(2)

Railroad Bonds assumed by the Federal Government, subject to debt settlement agreement of February 20, 1946	USD	363	(3)

Total Pre-1917 Debt		$493

B. Post-1917 Debt

Bond Issues at December 31, 2001

					Original	Principal
		Date of	Maturity		Principal	Amount
Title	Coupon (%)	Issue	Date	Currency(1)	Amount	Outstanding	Remarks

					(in thousands)
Bonds of the United Mexican States for Economic Development 161/2% Loan Stock 2008	16 1/2	Sep. 1981	Sep. 2008	STG	50,000	46,705	(4)

Collateralized Floating Rate Bonds Due 2019 (“Discount Bonds)

USD Discount Series B	Variable	March 1990	Dec. 2019	USD	153,129	153,129	(5)

USD Discount Series C	Variable	March 1990	Dec. 2019	USD	106,426	106,426	(5)

USD Discount Series D	Variable	March 1990	Dec. 2019	USD	589,073	589,073	(5)

Collateralized Fixed Rate Bonds Due 2019 (“Par Bonds”)

USD Par Series A	6.25	March 1990	Dec. 2019	USD	1,494,341	1,494,341	(5)

USD Par Series B	6.25	March 1990	Dec. 2019	USD	4,169,215	4,169,215	(5)

DGU Par Series	5.31	March 1990	Dec. 2019	DFL	17,604	7,070	(5)

DMK Par Series	5.01	March 1990	Dec. 2019	DM	812,801	367,784	(5)

LRA Par Series	10.75	March 1990	Dec. 2019	USD(6)	954,751	450,234	(5)(6)(7)

SSF Par Series	3.75	March 1990	Dec. 2019	SF	5,052	3,044	(5)(7)

Floating Rate Bonds Due 2005 (“New Money Bonds”)	Variable	March 1990	March 2005	USD	173,761	47,864	(8)

Guaranteed Floating Rate Bonds Due 2010	Variable	June 1990	June 2010	USD	78,040	76,466	(9)

8.50% Notes due September 15, 2002	8.50	Sep. 1992	Sep. 2002	USD	250,000	250,000

Interest-Only Notes due 2008	Variable	Jan. 1996	Mar. 2008	USD	259,764	259,764	(12)

10.375% DM Notes due 2003	10.375	Jan. 1996	Jan. 2003	DM	1,500,000	1,500,000	(11)

6.0% Yen Notes due 2002	6.0	Mar. 1996	Mar. 2002	¥	40,000,000	40,000,000	(11)

11.50% Global Bonds due 2026	11.50	May 1996	May 2026	USD	1,750,000	1,750,000

6.75% Yen Notes due 2006	6.75	June 1996	June 2006	¥	100,000,000	100,000,000

DM Step-Up Puttable Notes due 2004	10.875- 8.125	Sep. 1996	Sep. 2004	DM	1,000,000	1,000,000	(11)

11.375% Global Bonds due 2016	11.375	Sep. 1996	Sep. 2016	USD	1,000,000	1,000,000

5.0% Yen Notes due 2002	5.0	Sep. 1996	Sep. 2002	¥	50,000,000	50,000,000	(11)

5.0% Yen Notes due 2002	5.0	Sep. 1996	Sep. 2002	¥	20,000,000	20,000,000

Notes due 2004	10.875- 8.125	Oct. 1996	Sep. 2004	DM	500,000	500,000	(11)

Notes due 2003	9.579	Dec. 1996	Dec. 2003	USD	500,000	500,000	(13)

Notes due 2007	9.875	Jan. 1997	Jan. 2007	USD	1,000,000	1,000,000

Notes due 2007	9.125	Feb. 1997	Feb. 2007	LRA	500,000,000	500,000,000	(11)

DM Bonds of 1997/2009	8.250	Feb. 1997	Feb. 2009	DM	1,000,000	1,000,000	(11)

Bonds of 1997/2009	9.80	Feb. 1997	Feb. 2009	USD	269,650	269,650

Yen Notes due 2004	4.000	Mar. 1997	Mar. 2004	¥	50,000,000	50,000,000

					Original	Principal
		Date of	Maturity		Principal	Amount
Title	Coupon (%)	Issue	Date	Currency(1)	Amount	Outstanding	Remarks

					(in thousands)

Yen Notes due 2002	3.1	Apr. 1997	Apr. 2002	¥	100,000,000	100,000,000

Notes due 2017	11.0	May 1997	May 2017	LRA	500,000,000	500,000,000	(11)

Notes due 2002	8.75	May 1997	May 2002	STG	300,000	300,000	(11)

9 7/8% Global Bonds due 2007	9.875	June 1997	Jan. 2007	USD	500,000	500,000

DM Bonds of 1997/2008	8.0	July 1997	July 2008	DM	750,000	750,000	(11)

Notes due 2004	8.375	July 1997	July 2004	LRA	500,000,000	500,000,000	(11)

Notes due 2003	7.00	Oct. 1997	June 2003	C$	500,000	500,000

Notes due 2004	7.625	Oct. 1997	Oct. 2004	€	400,000	400,000	(11)

8.625% Global Bonds due 2008	8.625	Mar. 1998	Mar. 2008	USD	1,000,000	1,000,000

Step-Down Notes due 2013	10.0-7.375	Apr. 1998	Apr 2013	LRA	750,000,000	750,000,000	(11)

Floating Rate Notes due 2003	Variable	June 1998	June 2003	€	92,978	92,978	(11)

Notes due 2005	8.265	June 1998	June 2005	USD	475,000	475,000	(13)

Global Bonds due 2009	10.375	Feb. 1999	Feb. 2009	USD	1,000,000	1,000,000	(14)

Notes due 2009	10.375	Apr. 1999	Feb. 2009	USD	500,000	500,000

Floating Rate Notes due 2004	Variable	Apr. 1999	Apr. 2004	USD	500,000	500,000

Floating Rate Notes due 2004	Variable	Apr. 1999	Apr. 2004	€	372,913	372,913	(11)

Notes due 2005	9.75	Apr. 1999	Apr. 2005	USD	1,000,000	1,000,000

Notes due 2006	7.375	July 1999	July 2006	€	400,000	400,000	(11)

11.375% Global Bonds due 2016	11.375	Aug. 1999	Sep. 2016	USD	400,000	400,000

Global Bonds due 2009	10.375	Oct. 1999	Feb. 2009	USD	425,000	425,000

Yen Notes due 2003	3.00	Nov. 1999	Nov. 2003	¥	30,000,000	30,000,000

Notes due 2010	9.875	Jan. 2000	Feb. 2010	USD	1,500,000	1,500,000

Notes due 2010	9.875	Mar. 2000	Feb. 2010	USD	500,000	500,000

Global Bonds due 2016	11.375	Feb. 2000	Feb. 2016	USD	994,641	994,641

Global Bonds due 2010	7.5	Mar. 2000	Feb. 2010	€	1,000,000	1,000,000	(11)

Notes due 2008	8.625	Apr. 2000	Mar. 2008	USD	500,000	500,000

Yen Notes due 2005	2.60	May. 2000	May. 2005	¥	50,000,000	50,000,000

Notes due 2006	8.5	Aug. 2000	Feb. 2006	USD	1,500,000	1,500,000

Yen Notes due 2004	2.25	Sep. 2000	Sep. 2004	¥	50,000,000	50,000,000

Notes due 2011	8.375	Jan. 2001	Jan. 2011	USD	1,500,000	1,500,000

Notes due 2008	7.375	Mar. 2001	Mar. 2008	€	750,000	750,000	(11)

Notes due 2019	8.125	Mar. 2001	Dec. 2019	USD	3,300,000	3,300,000

Notes due 2011	8.375	May 2001	Jan. 2011	USD	1,000,000	1,000,000

Notes due 2031	8.300	Aug. 2001	Aug. 2031	USD	1,500,000	1,500,000

Notes due 2031	8.300	Dec. 2001	Aug. 2031	USD	1,000,000	1,000,000

Loans from Multilateral and Bilateral Organizations
at December 31, 2001

					Principal Amount
Title	Interest Rate (%)	Date of Issue	Maturity Date	Currency(1)	Outstanding (16)	Remarks

					(in thousands
					of dollars)

Loans from the International Bank for Reconstruction and Development (“World Bank”) and the Inter-American Development Bank	Variable, ranging from 7.25 to 11.6; some variable	Various	Various	ATS, Bfr, C$, DM, DFL, Dirham, Escudo, FF, LRA, KD, LD, Markka, NK, PE, Rand, Riyal, Special Drawing Right, SF, SK, STG, USD, VB, ¥	$14,313,484	(10	)(16)

Loans from Banks and Suppliers
at December 31, 2001

					Original	Principal
	Interest	Date of	Maturity		Principal	Amount
Title	Rate (%)	Issue	Date	Currency(1)	Amount	Outstanding	Remarks

					(in thousands of dollars)
Various assumed by the Federal Government	Various	Various 1976-1983	Various	DM, USD	$2,110,900	$181,671	(10)

Indebtedness with or guaranteed by, official creditors (“Paris Club”)	Various	1987-1995	1992-2005	FF, LRA, PE, SF, STG, USD	15,000,000	0	(10)(17)

1983 Credit Agreement	Various	Mar. 1983	Mar. 2005	USD	5,000,000	83	(18)

1984 Credit Agreement	Various	Apr. 1984	Mar. 2005	USD	3,800,000	70	(18)

Combined Multi-Year Restructure Agreement	Various	Feb. 1990	Oct. 2006	Bfr, DM, FF, USD	1,437,361	64,407	(10)(19)

Combined Old New Money Agreement	Various	Feb. 1990	Mar. 2005	Bfr, DM, USD	1,092,848	127,206	(10)(15)

1989-92 Credit Agreement	Various	Feb. 1990	Mar. 2005	Bfr, DM, FF, SF, USD	348,732	187,843	(10)(15)

Onlending and Trade Credit Agreement	Various	Feb. 1990	Mar. 2005	DGU, DM, FF, USD	420,000	174,045	(10)(20)

Others	Various	Dec. 1995	Dec. 2000	USD	709,911	593,539

Total Post-1917 Debt						$44,069,568	(21)

Total Funded External Debt						$44,070,061	(21)

(1)	The currencies are defined as: ATS, Austrian shillings; Bfr, Belgian franc; C$, Canadian dollar; DM, Deutsche mark; DFL, Dutch guilder; Dirham, United Arab Emirates dirham; Escudo, Portuguese escudo; FF, French franc; LRA, Italian lira; KD, Kuwait dinar; LD, Libyan dinar; Markka, Finnish markka; Ps., Mexican peso; NK, Norwegian krone; PE, Spanish peseta; STG, Pound sterling; Rand, South African rand; Riyal, Saudi Arabian riyal; SDR, Special Drawing Rights; SF, Swiss franc; SK, Swedish krona; USD, United States dollar; VB, Venezuelan bolivar; ¥, Japanese yen; and €, Euros

(2)	As a result of several years of internal disturbances, all Mexican federal debt outstanding in 1914 went into default in that year. Debt settlement agreements made in the 1920’s were not carried out by the Government because of continuing financial difficulties, but in 1942 and 1946 the Government entered into agreements providing for the settlement of substantially all of the direct debt of the Government, certain other debt assumed or guaranteed by it and bonds of the National Railways. The holders of more than 99% of eligible obligations (excluding those bonds which vested in Mexico as described below) assented to those terms. All outstanding bonds the holders of which assented to the settlement agreement of 1942 were called for redemption in 1960 and the funds received for such prepayment were deposited with The Chase Manhattan Bank, N.A. Although no provision has been made for payment of the bonds the holders of which registered but did not assent to the settlement agreement of 1942, the Government includes such bonds in its external debt at the reduced principal amounts established by the settlement agreement of 1942. No provisions are currently made for the payment of principal of or interest on these bonds. Bonds in the aggregate original principal amount of U.S. $29,759,656 the holders of which did not register to become eligible for the settlement agreement of 1942 are not considered to be debt of the Government and consequently are not included in the total. Pursuant to the Law Concerning the Disposition of Enemy-held Bonds of December 29, 1951, enacted in view of Mexico’s status as one of the Allied Nations in World War II and in accordance with the principles of post-war international reparations, the rights to all “enemy-held” bonds subject to the settlement agreement of 1942 were vested in the nation and all the rights and claims of holders of such bonds were extinguished. “Enemy-held” bonds were defined to include not only those bonds which during the war were located in enemy territory or held by enemy nationals but also those bonds the holders of which had failed to register during the periods provided in the relevant decrees. Prior to 1951 and during a reopened period which finally terminated on November 20, 1953, the Government accorded non-enemy status to certain bonds the holders of which submitted appropriate applications and evidence. No provisions are currently made for the payment of principal of or interest on these bonds.

(3)	Substantially all outstanding bonds the holders of which assented to the settlement agreement of 1946 have been redeemed or repurchased. Although no provision has been made for payment of the bonds the holders of which registered but did not assent to the settlement agreement of 1946, the Government includes such bonds in its external debt at the reduced principal amounts established by the settlement agreement for holders electing Plan A (approximately 20% of the original principal amount). No provisions are currently made for the payment of principal of or interest on these bonds. Bonds the holders of which did not register under the settlement agreement of 1946, in the aggregate original principal amount of U.S. $9,481,000, are not considered to be debt of the Government and are not included in the total for the reason set forth in footnote (2) above. No provisions are currently made for the payment of principal of or interest on these bonds.

(4)	Payment of the principal amount at stated maturity of the bonds is secured by the pledge (in March 1988) of U.S. Treasury zero-coupon obligations and zero-coupon receipts evidencing interests in U.S. Treasury obligations having a face amount at least equal to the outstanding principal amount of the bonds. Holders of the bonds have no recourse to the principal collateral prior to March 30, 2008. At December 31, 2001, the aggregate market value of the collateral securing the payment of principal of the bonds was approximately U.S. $67.59 million. Payment of the interest on the bonds is secured by a pledge (in March 1990) of cash and permitted investments having a face amount equal to the lesser of (i) 15% of the aggregate outstanding principal amount of the bonds and (ii) the aggregate amount of interest payable on the bonds from the last interest payment date on which interest was paid in full to the stated maturity date of such bonds. Permitted investments include: (i) senior direct obligations of, and obligations fully guaranteed by, the United States or certain of its agencies and instrumentalities; (ii) senior direct obligations of international development banks having a qualified rating; (iii) obligations rated AAA or AA by Standard & Poor’s Corporation or Aaa or Aa by Moody’s Investors Service (a “qualified rating”) and fully guaranteed by an international development bank; (iv) demand and time deposits in, certificates of deposit of, or banker’s acceptances issued by, any Federal Reserve Bank or banking institution with commercial paper rated at least A-2 or P-2; (v) repurchase obligations with respect to any security described in clause (i) or clause (ii) with primary dealers or banks having commercial paper rated at least A-2 or P-2; (vi) securities with a qualified rating; (vii) commercial paper rated A-1 or P-1; (viii) senior direct obligations of corporations with qualified ratings or commercial paper rated A-1 or P-1; (ix) repackaged senior direct obligations of the United States or certain of its agencies and instrumentalities; and (x) other investments that are acceptable to Moody’s Investors Service or Standard & Poor’s Corporation as permitted investments of funds held as collateral for securities having a qualified rating. In the event that interest on the bonds is not paid within 30 days after the due date thereof, the interest collateral for the bonds will be made available for the payment of such interest at the request of the holders of not less than 25% of the aggregate principal amount of the bonds then outstanding. In the event that any interest collateral is applied to the payment of the interest due on the bonds, Mexico is not obligated to pledge additional collateral to secure interest payments on the bonds. At December 31, 2001, the aggregate market value of the collateral securing interest on the bonds was approximately U.S. $24.86 million.

(5)	Payment of principal at stated maturity of dollar- and lira-denominated bonds is secured by the pledge of U.S. Treasury zero-coupon bonds having a face amount at maturity equal to the principal amount of the bonds. Payment of principal at maturity of Discount Bonds and Par Bonds denominated in other currencies is secured by a pledge of zero-coupon securities issued by governments or government agencies (or, in the case of the SSF Par Series, Swiss Bank Corporation). Holders of the bonds have no recourse to the principal collateral prior to the stated maturity date of the bonds. At December 31, 2001, the aggregate market value of the collateral securing principal of the bonds of all series was approximately U.S. $2.43 billion. Payment of a portion of the interest on the bonds (other than bonds of the SSF Par Series) is secured by a pledge of cash or permitted investments held by the Federal Reserve Bank of New York, as collateral agent. As of the date of issuance, the interest collateral (together with the amount available under a letter of credit which was subsequently replaced with a pledge of permitted investments) for the dollar-denominated bonds was sufficient to secure 18 months of interest thereon (calculated, in the case of Discount Bonds, at an assumed constant interest rate of 10% per annum). Permitted investments with respect to interest collateral for the dollar-denominated bonds are described in footnote (4) above; comparable investments are permitted with respect to the interest collateral for bonds denominated in currencies other than dollars. In the event that interest on the bonds of any series is not paid within 30 days after the due date thereof, the interest collateral for such series will be made available for the payment of such interest at the request of the holders of not less than 25% of the aggregate principal amount of such series then outstanding. In the event that any interest collateral is applied to the payment of the interest due on any series of bonds, Mexico is not obligated to pledge additional collateral to secure interest payments on the bonds of such series. At December 31, 2000, the aggregate market value of the collateral securing interest on the bonds was approximately U.S. $0.871 billion.

(6)	The principal amount of the bonds is stated in, and the principal amount of the bonds is repayable at maturity in, dollars. Interest on the bonds is payable in Italian lire based on the lira-denominated principal amount stated on the bond (determined by converting into lire the dollar principal amount stated on the bond at a lira/dollar exchange rate of 1255.33).

(7)	Recourse of the holder to Mexico with respect to payment of principal of the bonds is limited to the principal collateral securing the bonds.

(8)	Principal of the bonds is payable in 16 equal semi-annual installments, commencing in September 1997.

(9)	Originally referred to as “Guaranteed Floating Rates Bonds Due 2006.” The bonds and the related fiscal agency agreement were amended on June 19, 1995 to, among other things, extend the final maturity of the bonds (from December 2006 to June 2010) and to eliminate the semi-annual principal payments under the bonds. The payment obligations of Mexico under the bonds are guaranteed by the Kingdom of Spain.

(10)	Semi-annual, quarterly or monthly amortization calculated to retire loans or securities by maturity.

(11)	In connection with these issues, Mexico entered into currency swaps of DM 1,500,000,000 into U.S. $1,022,878,000, ¥40 billion into U.S. $361,991,000, ¥50 billion into U.S. $456,204,000, LRA 500 billion into U.S. $330,512,956, LRA 500 billion into U.S. $300,084,023, DM 1,000,000,000, into U.S.$459,395,755, DM 750,000,000 into U.S.$368,119,928, € 400,000,000 into U.S.$363,200,000, € 92,978,000 into U.S.$83,511,237, € 372,912,712 into U.S.$336,553,722, DM 1,500,000,000.into U.S.$700,214,231, € 1,000,000,000 into U.S.$903,400,000, € 400,000,000 into U.S.$364,400,000, STG 300,000,000 into U.S.$457,590,000, LRA 500 billion into U.S. $241,263,000, LRA 500 billion into U.S. $241,934,234, LRA 750 billion into U.S. $362,746,425, and € 750,000,000 into U.S. $699,750,000.

(12)	The Notes pay only interest, calculated on a notional principal amount of U.S. $1,127,000,000. The initial purchase price of the Notes was 44.3254% of the notional principal amount.

(13)	Adjusted to reflect the effect of a currency swap.

(14)	Each $1,000 principal amount of these bonds was issued with one warrant entitling the holder to exchange on February 28, 2000 a specified amount of Mexico’s U.S. dollar denominated Collateralized Fixed Rate Bonds Due 2019 or Collateralized Floating Rate Bonds Due 2019 for $1,000 principal amount of either Floating Rate Bonds due 2005 of Mexico or, subject to the certain condition specified therein, Mexico’s 11 3/8% Bonds due 2016.

(15)	Includes revaluation because of changes in parity of foreign currencies.

(16)	The direct obligors of these loans are Banobras (U.S. $5,225,612), Bancomext (U.S. $961,816) and NAFIN (U.S. $8,126,056), acting in their capacities as financing agents for the Federal Government. Because the Federal Government is not the direct borrower under these loans, the outstanding amounts of these loans are not included in the totals of this Table IV, but rather are included in Table VI.

(17)	The portion of these loans maturing prior to the date hereof has been repaid in full.

(18)	In March 1990 virtually all loans under these agreements were exchanged by the creditors for Discount Bonds, Par Bonds and/or loans under the Combined Old New Money Agreement or Combined Facilities 2 and 3 Agreement.

(19)	Includes U.S. $418,051,000 of debt under the MYRAs for certain public sector obligors that have been assumed by the Government.

(20)	The borrower under this facility is the Fideicomiso para la Administración de Financiamientos Externos (“FAFEXT”), a trust administered by Banco de México.

(21)	This total is expressed in dollars and differs from the addition of all items because they are expressed in other currencies.

Table IV. External Debt of Budget-Controlled Agencies at December 31, 2001
(payable in foreign currencies)

		Dollar equivalent of
	Dollar equivalent of	amount having an
	principal amount	original maturity of
Borrower	outstanding	less than one year

	(in millions)
Federal Electricity Commission	$1,984.5	$102.9

PEMEX	9,916.6	1,448.7

Total External Debt of Budget-Controlled Agencies	$11,901.1	$1,551.6

Table V. Other Public Sector External Debt at December 31, 2001(1)
(payable in foreign currencies)

		Dollar equivalent of
	Dollar equivalent of	amount having an
	principal amount	original maturity of
Borrower	outstanding	less than one year

	(in millions)
Financial Sector	$24,354.5	$2,132.1

NAFIN	11,706.2	373.9

Banobras	7,088.5	0.0

Bancomext	5,529.5	1,758.2

Banrural	30.3	0.0

Non-Financial Sector	1.6	0.0

S.T.C. Metro	1.6	0.0

Total	$24,356.1	$2,132.1

(1)	This table includes debt of national development banks and certain commercial banks that is guaranteed by Mexico and other public sector debt registered with the Dirección de Deuda Pública, but does not include debt of entities whose finances are not included in the Government’s budget. In addition, private sector debt guaranteed by the Government or other public sector entities is not considered external public sector debt unless and until the guaranty is called. At December 31, 2001, the estimated balance of private sector debt guaranteed by Mexico’s national development banks was U.S. $192.2 million and U.S. $101.1 million was guaranteed by the Government.